Exhibit 3.19

CERTIFICATE OF INCORPORATION

OF

CELANESE INTERNATIONAL CORPORATION

Dated:  August 5, 1955.

CERTIFICATE OF INCORPORATION

OF

CELANESE INTERNATIONAL CORPORATION

FIRST: The name of the Corporation is CELANESE INTERNATIONAL CORPORATION.

SECOND: The principal office or place of business in the State of Delaware is to be located at 100 West Tenth street in the City of Wilmington, County of New Castle. The name of its resident agent is The Corporation Trust Company and the address of the said resident agent is 100 West Tenth Street, in the said City of Wilmington.

THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are as follows:

1.                                       To carry on s general trading and manufacturing business, including the purchase of raw materials, the design, erection, enlarging, remodeling, repair, maintenance and operation of plants, factories, machinery and equipment, the manufacture and processing of goods and products and the sale thereof at retail and wholesale and to act as consultants, technical advisers and managers to or for others in such business and in connection therewith to furnish technical, industrial engineering, financial, commercial and general management service and advice including, without limitation, the supplying of information, technical experts, managers and officer trained personnel to aid, assist, install systems of operation in, operate and manage, such business.

2.                                       To purchase or otherwise acquire, rent, take, own, hold, improve, deal in, mortgage or otherwise impose a lien upon, lease, sell, exchange, transfer or in any manner whatever dispose of and convey real property of any and all kinds, and any and all rights, interests or easements therein, and any and all water areas and water rights, without limit as to amount, within or without the State of Delaware, wherever situated.

3.                                       To manufacture, purchase or otherwise acquire, hold, own, mortgage, pledge or otherwise give liens against, lease, sell, assign, exchange, transfer or otherwise dispose of, export, import, invest in and trade and deal in and with goods, wares and merchandise and other personal property of any and every kind and character both within and without the State of Delaware.

4.                                       To purchase or otherwise acquire the whole or any part of the property, assets, business, good-will and rights, and to undertake and assume the whole or any part of the liabilities and obligations, of any parson, firm, association or corporation, and to pay for the same in cash, in the stock or shares of stock of any class of the Corporation, or the bonds, notes or other obligations thereof, or otherwise; to hold or in any manner to dispose of the whole or any part of the business so acquired, and to exercise all powers necessary or convenient in and about the conduct, management and carrying on of any ouch business.

5.                                       To obtain from any domestic or foreign governmental or municipal authority, or otherwise to acquire, by purchase, lease, assignment or in any manner, any and all powers, rights, privileges, immunities, franchises and concessions which the Corporation may deem desirable; to exercise and exploit the same, and to undertake and prosecute any business dependent thereon.

6.                                       To apply for, obtain, register, purchase, lease or otherwise acquire, hold, own, use, operate, develop, introduce, sell, lease, assign, pledge or otherwise dispose of, and contract with reference to, letters patent and applications therefor, copyrights, trade-marks and trade names, and any and all inventions, improvements, apparatus, appliances, processes, designs or rights used in connection with or secured under letters patent or otherwise, whether of the United States of America or of any other government or country, and to use, exercise, develop or grant licensee with respect to, or otherwise turn to account any of the same, and to carry on, conduct, manage and operate any business which may be deemed directly or indirectly to aid, effectuate or develop the same or any of them.

7.                                       To make and enter into contracts of every kind for any lawful purpose with any individual firm, association, corporation or private, public or municipal body politic, and with the government of any state, territory or country, or of any political or administrative subdivision or department thereof.

8.                                       To borrow money for its corporate purposes; to draw, make, accept, indorse, execute and deliver promissory notes, drafts, bills of exchange and other negotiable instruments; to execute, issue and deliver bonds, debentures, notes or other obligations of any nature and in any manner for moneys borrowed, and to secure the payment thereof and the interest thereon by a deed or deeds of trust or by mortgage or pledge of or upon the whole; or any part of the property of the Corporation, real or personal, whether at the time owned or there-after acquired, and to sell, pledge or otherwise dispose of such bonds, debentures, notes or other obligations.

9.                                       To subscribe for, purchase, borrow or otherwise acquire, own, hold, sell, lend, exchange, pledge, hypothecate or otherwise dispose of or deal in or with shares of stock or bonds debentures, notes, acceptances or other obligationsmade, created or issued by any private, public, quasi-public or other corporation or association, domestic or foreign, or by any domestic or foreign state, government or governmental authority, or by any political or administrative subdivision or department thereof, and any and all trust, participation or other certificates of or for, or receipts evidencing interest in, any such shares or obligations, and to issue in payment or exchange therefor, in whole or in part, its own shares, bonds, debentures, notes or other obligations, or to make payment there-for by any other lawful means; and, while the owner of any shares, bonds, debentures, notes, acceptances or other obligations, or of any interest therein, to possess and exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes.

10.                                 To aid by loan, subsidy, guaranty or in any other lawful manner any corporation or association; to guarantee the payment of dividends on any stock or the payment of the principal of, or the interest on, any obligations issued or incurred by any corporation or association; to do any and all other acts and things for the enhancement, protection or preservation of any stocks, bonds, debentures, notes or other obligations which are in any manner, directly or indirectly, held or guaranteed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose; and to lend money, with or without collateral security therefor.

11.                                 To act as manager of or for any corporation, association, firm, syndicate or individual, or as representative or agent thereof in any capacity (whether managing operating, financial, insurance, purchasing, selling, advertising or otherwise), and, as any such manager, representative or agent, to develop, exploit, promote, conduct, manage, operate, improve, extend or liquidate any of the business or property thereof, and to aid, conduct, manage or operate any lawful enterprise in connection therewith; and, generally, to act as agent, commission merchant or broker in and with respect to any and all kinds of service and property.

12.                                 To do any and all things herein set forth, to the same extent as a natural person might or could do, as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any other person, firm, association or corporation, and in any part of the world outside the State of Delaware and, so far as permitted by law, within the said state; and, in general, to do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated; and to engage in any and all lawful business whatever necessary or convenient in connection with, or incidental to, the exercise or attainment of any of the powers or purposes hereinbefore specified, excepting such as is forbidden by law.

THE FOREGOING shall be construed both as objects and powers; and the enumeration herein of any specific powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers conferred upon corporations by the laws of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of the par value of $10 each of Common Stock.

FIFTH: The minimum amount of capital with which the Corporation will commence business is $1,000.

SIXTH: The names and places of residence of the respective incorporators are as follows:

Name	Place of Residence

Thomas P. Ford	94 Heights Road Ridgewood, New Jersey

Joseph W. Drake, Jr.	283 Avenue C New York 9, New York

E. H. Womack	250 Bronxville Road Bronxville 8, New York

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts.

NINTH: The following provisions are adopted for the management of the business and for the conduct of the affairs of the Corporation, and for defining, limiting and regulating the powers of the Corporation, the directors and the stockholders:

(a)                                  The books of the Corporation may be kept outside the State of Delaware at such place or places as may, from time to time, be designated by the Board of Directors, except that either the original or a duplicate stock ledger shall be kept at the principal office of the Corporation within the said state.

(b)                                 The business of the Corporation shall be managed by its Board of Directors; and the Board of Directors shall have power to exercise all the powers of the Corporation, including (but without limiting the generality hereof) the power to create mortgages upon the whole or any part of the property or the Corporation, real or personal, without any action of or by the stockholders, except as otherwise provided by statute or by the By-Laws.

(c)                                  The number of the directors shall be fixed by the By-Laws, subject to alteration, from time to time, by amendment of the By-Laws either by the Board of Directors or the stockholders. An increase in the number of directors shall be deemed to create vacancies in the Board, to be filled in the manner provided in the By-Laws. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time, in such manner as shall be provided in the By-Laws.

(d)                                 The Board of Directors shall have power to make and alter By-Laws, subject to such restrictions upon the exercise of such power as may be imposed by the incorporators or the stockholders in any By-Laws adopted by then from time to time.

(e)                                  The Board of Directors shall have power, in its discretion, to fix, determine end vary, from time to time, the amount to be retained as surplus and the amount or amounts to be set apart out or any of the funds of the Corporation available for dividends as working capital or a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created.

(f)                                    The Board of Directors shall have power, in its discretion, from time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any or them, other than the stock ledger, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

(g)                                 Upon any sale, exchange or other disposal of the property and/or assets of the Corporation, payment therefor may be made either to the

Corporation or directly to the stockholders in proportion to their interests, upon the surrender of their respective stock certificates, or otherwise, as the board of directors may determine.

(h)                                 In case the Corporation shall enter into any contract or transact any business with one or more of its directors, or with any firm of which any director is a member, or with any corporation or association of which any director is a stock-holder, director or officer, such contract or transaction shall not be invalidated or in any way affected by the fact that such director has or may have an interest therein which is or might be adverse to the interests of the Corporation; even though the vote of such director might have been necessary to obligate the Corporation upon such contract or transaction; provided, that the fact of such interest shall have been disclosed to the other directors or the stockholders of the Corporation, as the case may be, acting upon or with reference to such contract or transaction.

(i)                                     The Corporation Shall indemnity any and all of its directors and officers, or former directors or officers, or any person who may have served at its request as a director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters se to which any such director or officer, or former director or officer, or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

(j)                                     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stock-holders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

(k)                                  The Corporation reserves the right to amend, alter, change, add to or repeal any pro-vision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute; and all rights herein conferred are granted subject to this reservation.

IN PURSUANCE of the provisions of Chapter 1 of Title 8 of the Delaware Code and any acts amendatory thereof and supplemental thereto, we, the undersigned, being all of the incorporators herein named, do make, record and file this certificate of Incorporation in writing, and accordingly we have hereunto set our respective hands and seals, this 5th day of August, 1955.

In the presence of:

/s/ Eleanor Wagenbummer	/s/ Thomas P. Ford

As to all	/s/ Joseph W. Drake Jr.

/s/ E. H. Womack

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 5th day of August, 1955, personally come before me, Philip D. Ferrell, a Notary Public in and for the County and State aforesaid, Thomas P. Ford , Joseph W. Drake, Jr., and E. H. Womack, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

Given under my band and seal of office the day and year aforesaid.

/s/ Philip D. Ferrall
Notary Public

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELANESE INTERNATIONAL CORPORATION

Dated:  November 25, 1955.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELANESE INTERNATIONAL CORPORATION

WE, the undersigned, J. R. Stunsi, a Vice President and J. R. Kennedy, Secretary, of CELANESE INTERNATIONAL CORPORATION, a corporation organized and existing under the laws of the State or Delaware, HEREBY CERTIFY as follows:

I.                                         That the first paragraph of Article FOURTH of the Certificate of Incorporation of the said Corporation has been amended to read as follows:

“FOUR:  The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of the par value of $10 each of Common Stock.”

II.                                     That written consent to the said amendment has been given under Section 228 of the General Corporation Law of the State of Delaware by all of the stockholders who would have been entitled to vote upon the said amendment if a meeting and vote of stockholders bad been taken in connection therewith, that the said amendment has been duty adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware; and, that the capital of the said Corporation will not be reduced under or by reason of the said amendment.

IN WITNESS we have made and signed this Certificate under the seal of the said Corporation this 28th day of November, 1955.

/s/
Vice President

/s/
Secretary

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED, that on this 28th day of November, 1955, personally came before me, Sarah M. Rohrmann a Notary Public in and for the said State and County, J. R. Stunzi, a Vice President of Celanese International Corporation, the corporation described in the foregoing certificate, known to me personally to be such a Vice President, and he, the said J. R. Stunzi, as such a Vice President duly acknowledge the said certificate to be the act and deed of said corporation; that the said signatures of the said J. R. Stunzi, and J. R. Kennedy, a Vice President and the Secretary of the said corporation, to the foregoing certificate are in the handwriting of the said Vice President and Secretary respectfully; that the seal affixed to the said certificate is the corporate seal of the said corporation and that the act of signing, sealing, executing and acknowledging the said certificate was in all respects duly authorised by the Board of Directors and the stockholders of the said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, the day and year first aforesaid.

/s/ Sara M. Rohrmann
Notary Public

CERTIFICATE OF AMENDMENT

OF

CELANESE INTERNATIONAL CORPORATION

CERTIFICATE OF AMENDMENT

OF

CELANESE INTERNATIONAL CORPORATION

Celanese International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is CELANESE CHEMICAL COMPANY, INC.

SECOND:  That the said amendment has been consented, to and authorized by the, holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of section 228 of The General Corporation Law of Delaware, and filed with the corporation.

THIRD :  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

IN WITNESS WHEREOF, said Celanese International Corporations has caused its corporate seal to be hereunto affixed and this certificate to be signed by J. R. Reist, its President, and. M. V. Snow, its Secretary, this 14th day of July, 1966.

CELANESE INTERNATIONAL CORPORATION

By:	/s/ J.R. Reist
J. R. Reist, President

By:	/s/ M.V. Snow,
M.V. Snow, Secretary

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 14th day of July, A.D. 1966 personally came before me Manuel Schultz, a Notary Public in and for the County and State aforesaid, J. R. Reist, President of Celanese International Corporation, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said J. R. Heist as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Manuel Schutz
Notary Public

CERTIFICATE OF AMENDMENT

OF

CELANESE CHEMICAL COMPANY, INC.

CERTIFICATE OF AMENDMENT

OF

CELANESE CHEMICAL COMPANY, INC.

Celanese Chemical Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

FIRST:  That the Board of Directors of said corporation, by the unanimous written count of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof  numbered “First” so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is CELANESE OVERSEAS CORPORATION”.

SECOND:  That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of section 228 of the General Corporation Law of Delaware, and filed with the corporation.

THIRD: That the aforesaid amendment was duly adopted is accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

IN WITNESS WHEREOF, said Celanese Chemical Company, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by J. R. Reist, its President, and M. V. Snow, its Secretary, this 12th day of August, 1966.

CELANESE CHEMICAL COMPANY, INC.

By:	/s/ J.R. Reist
J. R. Reist, President

By:	/s/ M.V. Snow,
M. V. Snow, Secretary

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 12th day of August, A.D. 1966 personally came before me Elly Kolitz, a Notary Public in and for the County and State aforesaid, J. R. Reist, President of Celanese Chemical Company, Inc., a corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said J. R. Reist as such President, duly executed said certificate before me and acknowledged the said certificate to be his act end deed and the act and deed of sold corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said Corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Elly Kolitz
Notary Public

CERTIFICATE OF AMENDMENT

OF

CELANESE OVERSEAS CORPORATION

CERTIFICATE OF AMENDMENT

OF

CELANESE OVERSEAS CORPORATION

CELANESE OVERSEAS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

FIRST: That the Board of Directors of the Corporation, by the unanimous written consents of its members, filed with the minutes or the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Paragraph (i) of Article Nine thereof relating to indemnification.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 1141(f), 242 and 228 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, this Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and attested by its Secretary, this 30th day of August, 1968.

		By:	/s/ J.R. Reist
President

(CORPORATE SEAL)

ATTEST:

By	/s/ JAMES SCOTT HILL
Secretary

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 30th day of August, 1968, personally came before me, a Notary Public in and for the county and State aforesaid, Jay R. Reist

President of CELANESE OVERSEAS CORPORATION, a corporation of the State of Delaware, and he duly executed said certificate before me end acknowledged the said certificate to be his act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the                 Secretary of said Corporation is the common or corporate seal of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Manuel Schutz
Notary Public